UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

NIAGEN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAGE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 19, the Company issued a press release announcing that the Board of Directors (the “Board”) of Niagen Bioscience, Inc. (the “Company”) approved an increase in the authorization under the Company’s share repurchase program.

Under the amended authorization, the Company may repurchase up to $20.0 million of its outstanding common stock, representing an increase from the previously authorized $10.0 million share repurchase program approved by the Board on October 31, 2025. Through March 17, 2026, the Company has repurchased approximately $2.6 million of its common stock under the share repurchase program. Additional information regarding share repurchases will be reported in the Company’s periodic reports filed with the SEC. While the Company had remaining capacity under its previously approved share repurchase program, the Board determined that it was in the best interests of the Company and its stockholders to increase the authorization to provide additional flexibility to return capital to stockholders and to repurchase shares at attractive prices, depending on market conditions.

The share repurchase program permits the Company to repurchase shares of its common stock from time to time in the open market, through privately negotiated transactions or otherwise, subject to market conditions, applicable securities laws and other factors. Repurchases may be conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and may also be made pursuant to a Rule 10b5-1 trading plan, if adopted.

The repurchase program is expected to remain in effect for the previously approved 24 month period, unless earlier completed, suspended, modified or terminated at the discretion of the Company’s Board of Directors.

The timing, number and value of shares repurchased under the program will depend on a variety of factors, including market conditions, the trading price of the Company’s common stock, corporate and regulatory requirements, and other considerations. The share repurchase program does not obligate the Company to acquire any particular amount of shares, and the program may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Dated March 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIAGEN BIOSCIENCE, INC.

Dated: March 19, 2026	By:	/s/ Ozan Pamir
Name: Ozan Pamir
Chief Financial Officer
(principal financial officer and duly authorized on behalf of the registrant)